Exhibit 21.1

SUBSIDIARIES OF TESLA MOTORS, INC.

Tesla Motors Ltd (UK)

Tesla Motors GmbH (Germany)

Tesla Motors Canada Inc. (Ontario)

Tesla Motors New York, LLC

Tesla Motors SARL (Monaco)

Tesla Motors Taiwan Limited